Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 11, 2024, in Post-Effective Amendment No. 2 to the Registration Statement (Form S-1 No. 333-268603) and related prospectus of Scilex Holding Company dated March 27, 2024.

/s/ Ernst & Young LLP

San Diego, California

March 27, 2024